[LETTERHEAD]
                          L.L. Bradford & Company, LLC


L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030

June 2, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Enable IPC Corporation
    Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2005, relating to the financial statements of Enable IPC Corporation.

Sincerely,

/s/ L.L. Bradford & Company, LLC
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L.L. Bradford & Company, LLC